EXHIBIT 99.1

Contact:	Mark A. Kopser Senior Vice President and Chief Financial Officer or Richard J. Sirchio Treasurer and Vice President/Investor Relations (972) 713-3500

UNITED SURGICAL PARTNERS INTERNATIONAL
ANNOUNCES FIRST QUARTER RESULTS

First Quarter Highlights:

•	Net income increased 40% to $10.0 million

•	EPS increased 31% to $0.34 as compared with $0.26 in the prior year

•	Completed four hospital joint ventures to date in 2004, two with new health systems and two with existing not-for-profit health system partners

Dallas, Texas (April 28, 2004) — United Surgical Partners International, Inc. (NASDAQ/NM:USPI) today announced results for the first quarter ended March 31, 2004.

     For the first quarter ended March 31, 2004, net revenues were $133.7 million, up 31% from $102.1 million in the prior year first quarter. Excluding the effect of the currency exchange, net revenues for the quarter increased 23%. Net income for the first quarter of 2004 increased 40% to $10.0 million, or $0.34 per diluted share, from $7.1 million, or $0.26 per share, in the prior year period. Earnings before interest, taxes, depreciation and amortization less minority interests increased 27% to $32.1 million for the first quarter of 2004, versus $25.4 million for the first quarter of 2003. Company-wide same-facility net revenue for the first quarter of 2004 increased 29%, resulting from a 29% increase for facilities in the U.S. and a 30% increase for facilities in Western Europe (12% before the effect of foreign currency exchange) over the prior year first quarter.

     Cash flow from operations for the quarter totaled $32.0 million compared with $18.5 million for the prior year first quarter. During the first quarter, the Company invested approximately $3.0 million in maintenance capital and an additional $5.9 million to expand existing facilities. As a result, cash and cash equivalents increased $23.1 million during the quarter to $51.7 million.

     Commenting on the first quarter results, William H. Wilcox, United Surgical Partners International’s chief executive officer, said, “Our strong first quarter performance puts us on course for a solid year. Driving our financial performance is our emphasis on fiscal discipline, increasing demand for outpatient services and the addition of new surgery centers through joint ventures and de novo projects.”

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USPI Announces First Quarter Results

April 28, 2004

     Year to date, United Surgical Partners International expanded its involvement with not-for-profit health systems. The Company completed four joint ventures, two with new partners and two with existing partners. United Surgical Partners International is entering the Michigan marketplace through a joint venture with McLaren Health Care Corporation, a new partner for the Company, and completed a joint venture with an additional new partner, Adventist Health System, to operate a surgery center in Fort Worth, Texas, in partnership with Huguley Memorial Medical Center. In addition, the Company recently expanded its relationships with Catholic Healthcare West and Bon Secours Health System by entering into additional joint ventures with each of these not-for-profit hospital systems.

     In closing, Donald E. Steen, United Surgical Partners International’s chairman, added, “We believe there is opportunity for additional growth through the expansion of our relationships with existing health systems as we prove our value by fulfilling their expectations. In addition, such success leads to heightened recognition and enhances our credibility with other health systems considering a relationship with our company.”

     Based upon its success to date in 2004, the Company confirmed its previously issued guidance for calendar year 2004 of earnings per share between $1.30 and $1.33. In addition, the Company still expects to add 12 facilities in 2004, with the majority being de novo facilities.

     The live broadcast of United Surgical Partners International’s conference call will begin at 11:00 a.m. Eastern Time on April 29, 2004. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast. A link to these events can be found on the Company’s website at www.unitedsurgical.com or at www.fulldisclosure.com.

     United Surgical Partners International, headquartered in Dallas, Texas, has ownership interests in or operates 74 surgical facilities in the United States, Spain and the United Kingdom. Of the Company’s 62 domestic facilities, 35 are jointly owned with 20 not-for-profit healthcare systems.

     The above statements include forward-looking statements based on current management expectations. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties relating to the Company, including without limitation, (i) possible changes in reimbursement from payors to healthcare providers that may reduce payments; (ii) the Company’s ability to attract physicians and retain qualified management and personnel; (iii) the geographic concentration of the Company’s operations; (iv) risks associated with the Company’s acquisition and development strategies; (v) the regulated nature of the healthcare industry; (vi) the highly competitive nature of the healthcare business; and (vii) those risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Therefore, the Company’s actual results may differ materially. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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USPI Announces First Quarter Results

April 28, 2004

UNITED SURGICAL PARTNERS
INTERNATIONAL, INC.
Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2004	2003
Revenues	$133,723	$102,059
Operating expenses:
Salaries, benefits and other employee costs	34,112	25,496
Medical services and supplies	26,059	19,903
Other operating expenses	22,975	18,016
General and administrative expenses	7,994	6,714
Provision for doubtful accounts	2,295	1,548
Depreciation and amortization	8,879	7,437

Total operating expenses	102,314	79,114

Operating income	31,409	22,945
Interest expense, net	(7,354)	(6,558)
Other	7	7

Income before minority interests	24,062	16,394
Minority interests in income of consolidated subsidiaries	(8,151)	(5,011)

Income before income taxes	15,911	11,383
Income tax expense	(5,909)	(4,261)

Net income	$10,002	$7,122

Net income per diluted share	$0.34	$0.26
Shares used in computing diluted earnings per share	29,178	27,757
Supplemental Data:
EBITDA less minority interests	$32,137	$25,371
Facilities operated at period end	74	65

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USPI Announces First Quarter Results

April 28, 2004

UNITED SURGICAL PARTNERS
INTERNATIONAL, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	Dec. 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$51,656	$28,519
Accounts receivable, net of allowance for doubtful accounts of $9,579 and $8,838, respectively	62,235	56,591
Other receivables	18,029	20,168
Inventories	8,952	9,024
Other	22,306	19,295

Total current assets	163,178	133,597
Property and equipment, net	350,910	348,063
Investments in affiliates	36,786	32,104
Intangible assets, net	334,440	326,645
Other	16,975	30,100

Total assets	$902,289	$870,509

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$34,778	$36,453
Accrued expenses and other	65,800	50,393
Current portion of long-term debt	19,701	16,794

Total current liabilities	120,279	103,640
Long-term debt	286,530	287,950
Other liabilities	41,909	42,306

Total liabilities	448,718	433,896

Minority interests	50,684	45,958
Common stockholders’ equity	402,887	390,655

Total liabilities and stockholders’ equity	$902,289	$870,509

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USPI Announces First Quarter Results

April 28, 2004

UNITED SURGICAL PARTNERS
INTERNATIONAL, INC.
Supplemental Financial Information
(in thousands, except number of facilities)

	Three Months Ended
	March 31,
	2004	2003
Revenues:
Net patient service revenue	$117,932	$90,471
Management and administrative services revenue	9,505	8,037
Equity in earnings of unconsolidated affiliates	5,310	2,541
Other revenue	976	1,010

Total revenues	$133,723	$102,059

Unconsolidated Facilities(1):
Total revenue	$78,877	$46,537
Number of facilities	32	26

(1)	Because these facilities are not consolidated by the Company for financial reporting purposes, their revenues and expenses are not included in the revenues and expenses of United Surgical Partners International. The Company accounts for these facilities under the equity method of accounting; accordingly, the Company reflects its share of the net income of these facilities as equity in earnings of unconsolidated affiliates.

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USPI Announces First Quarter Results

April 28, 2004

UNITED SURGICAL PARTNERS
INTERNATIONAL, INC.
Supplemental Financial Information (continued)
(in thousands)

	Three Months Ended
	March 31,
	2004	2003
Net income	$10,002	$7,122
Income tax expense	5,909	4,261
Interest and other nonoperating expense	7,347	6,551
Depreciation and amortization	8,879	7,437

EBITDA(1) Less Minority Interests	32,137	25,371
Minority interests in income of consolidated subsidiaries	8,151	5,011

EBITDA(1)	40,288	30,382
Provision for doubtful accounts	2,295	1,548
Amortization of debt issue costs, discount and deferred compensation	1,271	579
Interest and other nonoperating expense	(7,347)	(6,551)
Income tax expense	(5,909)	(4,261)
Equity in earnings of unconsolidated affiliates	(5,310)	(2,541)
Increases (decreases) in cash from changes in operating assets and liabilities, net of effects of purchases of new businesses	6,741	(641)

Net cash provided by operating activities	$32,029	$18,515

(1)	EBITDA is calculated as operating income plus depreciation and amortization. United Surgical Partners International uses EBITDA and EBITDA less minority interests as analytical indicators for purposes of allocating resources and assessing performance. EBITDA is commonly used as an analytical indicator within the health care industry and also serves as a measure of leverage capacity and debt service ability. EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from EBITDA are significant components in understanding and assessing financial performance. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculation methods, EBITDA as presented by United Surgical Partners International may not be comparable to similarly titled measures of other companies.

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USPI Announces First Quarter Results

April 28, 2004

UNITED SURGICAL PARTNERS
INTERNATIONAL, INC.
Key Operating Statistics

	Three Months Ended
	March 31,
			%
	2004	2003	Change
Same-facility statistics:
Cases – United States(1)	67,522	61,734	9.4%
Net revenue/case – United States	$1,865	$1,580	18.0%
Net revenue – United States (in 000s)	$125,932	$97,534	29.1%
Facility EBITDA margin – United States	40.1%	32.7%	740bps
Adjusted admissions – Western Europe	27,158	27,038	0.4%
Net revenue/adjusted admission – Western Europe	$2,010	$1,553	29.4%
Net revenue – Western Europe (in 000s)	$54,597	$41,977	30.1%
Net revenue/adjusted admission – Western Europe (at constant currency translation rates)	$2,010	$1,800	11.7%
Facility EBITDA margin – Western Europe	25.4%	26.5%	(110)bps
Consolidated facility statistics:
Total cases – United States(2)	40,047	36,669	9.2%
Same facility cases (without acquisitions)(3)	37,582	36,669	2.5%
Total adjusted admissions – Western Europe	29,303	27,038	8.4%
Same facility adjusted admissions (without acquisitions)(3)	27,158	27,038	0.4%
Total consolidated facilities	41	36

(1)	Cases are included in both periods for current year acquisitions.

(2)	Includes 1,587 cases in 2003 for centers that became consolidating after the first quarter of 2003.

(3)	Excludes acquired facilities during the first year of ownership.

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